UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
June 13, 2008
(Date of Earliest Event Reported)
June 13, 2008

YUHE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

000-83125
(Commission File Number)

Nevada	87-0569467
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

301 Hailong Street
Hanting District, Weifang, Shandong Province
The People’s Republic of China

(Address of principal executive offices, with zip code)

+ 86 536 736 3688
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Entry into Employment Agreement with the Chief Executive Officer

On June 13, 2008, the Company entered into an employment contract with Gao Zhentao, the Chief Executive Officer (CEO) of the Company. The employment agreement is effective as of March 12, 2008, the date Mr. Gao was appointed the CEO, and has an initial term of three years, (“Mr. Gao’s Initial Term”). Following Mr. Gao’s Initial Term, the agreement may be extended on an annual basis by agreement of the parties. As the principal executive officer, Mr. Gao is responsible for the overall management of the Company. Mr. Gao will receive an annual base salary of RMB1,200,000 (which will be reviewed on an annual basis) plus an annual discretionary bonus and separation benefits. During Mr. Gao’s employment, he will be entitled to insurance and other benefits including, among others, medical and disability coverage and life insurance as are afforded to other senior executives of the Company.

During Mr. Gao’s Initial Term, the employment relationship may be terminated (i) by Mr. Gao for any reason or for good reason (as defined in the employment agreement) upon at least sixty (60) days’ written notice to the Company; (ii) by the Company without cause (as defined in the employment agreement) upon sixty (60) days’ written notice to Mr. Gao; (iii) by the Company for cause with immediate effect; and (iv) upon death or disability of Mr. Gao (as defined in the employment agreement) with immediate effect. During Mr. Gao’s Initial Term, if the Company terminates Mr. Gao’s employment without cause (as defined in the agreement), or Mr. Gao terminates the agreement for good reason (as defined in the agreement), Mr. Gao will be entitled to receive continuation of his then current monthly salary for a period of twelve (12) months. If Mr. Gao’s employment terminates for any other reason, Mr. Gao will not be entitled to any severance payments, benefits, damages award or compensation other than as provided in the employment agreement. By entering into the employment agreement, Mr. Gao is bound by a 12-month non-competition clause post termination.

Mr. Gao’s employment agreement is attached hereto as Exhibit 10.1.

Appointment of and Entry Into Employment Agreement with the Chief Financial Officer

On June 13, 2008, Mr. Hu Gang, aged 33, was appointed the Chief Financial Officer (CFO) of the Company. The Company has entered into an employment agreement with Mr. Hu, effective as of June 13, 2008, his appointment date, and has an initial term of three years (“Mr. Hu’s Initial Term”). Following Mr. Hu’s Initial Term, the agreement may be extended on an annual basis by agreement of the parties. As the principal financial officer, Mr. Hu is responsible for the financial management of the Company. Mr. Hu will receive an annual base salary of RMB1,000,000 during the first year, RMB 1,500,000 during the second year, and RMB 1,800,000 during the third year, of Mr. Hu’s Initial Term. In addition, the agreement provides for an annual discretionary bonus, stock options (as more fully described below) and separation benefits.

During Mr. Hu’s Initial Term, the employment relationship may be terminated (i) by Mr. Hu for any reason or for good reason (as defined in the employment agreement) upon at least thirty (30) days’ written notice to the Company; (ii) by the Company without cause (as defined in the employment agreement) upon thirty (30) days’ written notice to Mr. Hu; (iii) by the Company for cause with immediate effect; and (iv) upon death or disability of Mr. Hu (as defined in the employment agreement) with immediate effect. During Mr. Hu’s Initial Term, if the Company terminates Mr. Hu’s employment without cause (as defined in the agreement), or Mr. Hu terminates the agreement for good reason (as defined in the agreement), Mr. Hu will be entitled to receive continuation of his then current monthly salary for a period of six (6) months. If Mr. Hu’s employment terminates for any other reason, Mr. Hu will not be entitled to any severance payments, benefits, damages award or compensation other than as provided in the employment agreement. By entering into the employment agreement, Mr. Hu is bound by a 12-month non-competition clause post termination.

On June 13, 2008, by an unanimous written consent in lieu of meeting of the board, the board approved the granting to Mr. Hu of options to purchase 150,000 shares of the Company’s stock at the exercise price of $3.708 per share, which is 120% of the price paid for the Company’s common stock in the private placement that closed in March 2008. The options shall vest with respect to 33.3% of the total number of shares purchasable upon exercise thereof one year after the grant date and 33.3% on the second and third anniversary of the grant date, and shall cease to vest if Mr. Hu ceases to be Chief Financial Officer of the Company for any reason. Mr. Hu’s employment agreement is attached hereto as Exhibit 10.2.

Prior to joining the Company, Mr. Hu was the Chief Financial of Sino-Gas International Holding Inc from October 2007 to March 2008. Prior to that, between August 2004 and October 2007, Mr. Hu served as the Finance Director of FedExKinkos’ Greater China operations. Other than the foregoing compensation arrangements with the Company, Mr. Hu has not had any related transactions or proposed transactions with the Company since the beginning of the Company’s last fiscal year, in which the amount exceeds US$100,000. There are no family relationships between Mr. Hu and any director or executive officer of the Company. Further, Mr. Hu does not hold any other directorships as defined in Item 401(e)(2) of Regulation S-K.

Appointment of Directors

On June 13, 2008, Mr. Peter Li, aged 44, was appointed Independent Director of the Company, chair of the Audit Committee and member of the Compensation and Nominating Committees of the Company. Mr. Li is currently a Senior Advisor with Yucheng Technologies Limited, a NASDAQ-listed leading IT services provider to the Chinese banking industry based in Beijing, the PRC. Prior to that, between 2004 and 2008, he served as the Chief Financial Officer of Yucheng Technologies Limited.

On June 13, 2008, Mr. Liu Yaojun, aged 32, was appointed Independent Director of the Company, chair of the Compensation Committee and member of the Nominating and Audit Committees of the Company. Mr. Liu is currently a partner at Global Law Office, a law firm based in Beijing, the PRC. Prior to that, between 2003 and 2006, Mr. Liu served as an attorney at Jingtian Gongcheng Law Firm, a law firm based in Beijing, the PRC.

On June 13, 2008, Mr. Greg Huett, aged 46, was appointed Independent Director of the Company, chair of the Nominating Committee and member of the Audit and Compensation Committees of the Company. Mr. Huett is currently the Chief Executive Officer of Great Creations LLC, a consumer packaged goods company. Prior to that, from 1981 to 2007 Mr. Huett worked at Tyson Foods, where he last served as the Group Vice President of Tyson’s International division.

On June 13, 2008, Mr. Han Chengxiang, aged 44, was appointed Director of the Company and member of the Nominating Committee of the Company. Mr. Han is currently the Chief Production Officer of the Company. Prior to joining the Company, Mr. Han served as the Chief Production Officer of Weifang Yuhe Poultry Co., Ltd. the Company subsidiary in the PRC from 1998 to 2008.

On June 13, 2008, by an unanimous written consent in lieu of meeting of the board, the board approved the granting of the options to each of Mr. Liu, Mr. Li and Mr. Huett, as share-based compensation for its independent directors.  The Company shall issue to three independent directors options to purchase 77,717 shares of the Company’s stock at the exercise price of $3.708 per share. The options shall vest with respect to 33.3% of the total number of shares purchasable upon exercise thereof one year after the grant date and 33.3% on the second and third anniversary of the grant date, and shall cease to vest if an independent director cease to be a director of the Company for any reason. Messrs. Liu and Li also will receive an annual compensation of $30,000. Mr. Huett will receive an annual compensation of $50,000.

With respect to the new Directors, (i) there are no family relationships between the new Directors and any other officer or director of the Company and (ii) there are no disclosable related party transactions with respect to any director.

The Directors’ letters of appointment are attached hereto as Exhibit 10.3.

Resignation of Mr. Jiang Yingjun as the Chief Financial Officer

On June 13, 2008, Mr. Jiang Yingjun resigned as the Chief Financial Officer of the Company. Mr. Jiang did not have any disagreement with the Company in relation to his resignation and he was provided with a copy of the disclosures made by the Company in response to this Item 5.02 on June 13, 2008.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	CEO Employment Agreement with Gao Zhentao
10.2	CFO Employment Agreement with Hu Gang
10.3	Letter of Appointments of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Yuhe International, Inc.
Date: June 13, 2008
	By:	/s/ Gao Zhentao
Gao Zhentao
Chief Executive Officer